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                                                          EXHIBIT 5(b)




SHIPMAN & GOODWIN                                        ONE AMERICAN ROW
COUNSELORS AT LAW                                        HARTFORD, CT
                                                         TEL.



                               September 29, 1994

Phillips Petroleum Company
Phillips Building
Bartlesville, OK 74004

         RE:     Phillips Petroleum Company
                 Registration on Form S-3
                 Pass Through Certificates

Ladies and Gentlemen:

         We have acted as special Connecticut counsel for Shawmut Bank Connecticut, National Association ("Shawmut") in its individual capacity and as Pass Through Trustee (the "Pass Through Trustee") for trusts (the "Pass Through Trusts") to be created under separate Pass Through Trust Agreements (the "Pass Through Agreements") between Phillips Petroleum Company, a Delaware corporation, ("Phillips") and Shawmut, with respect to the formation from time to time of separate Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates (the "Pass Through Certificates"), representing fractional undivided interests in the respective Trusts. Pursuant to the Pass Through Agreements, the Pass Through Trustee will issue Pass Through Certificates in one or more series in an aggregate principal amount of up to $110,000,000, to be registered under the Securities Act of 1933, as amended (the "1933 Act"), by a Registration Statement on Form S-3 (File No. 33-54987) (the "Registration Statement").

         As such counsel, we have reviewed the form of the Pass Through Certificates and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         The opinions set forth herein are based on and limited to the Federal laws of the United States and the laws of the States of New York and Connecticut. Insofar as the matters referred to herein related to the laws of the State of New York, we have relied entirely upon the opinion of even date herewith of Simpson Thacher & Bartlett and the opinion set forth herein are subject to each of the assumptions contained in said opinion. Such firm, in turn, may rely on this opinion as if this opinion were specifically addressed to it.

         Based on the foregoing, we are of the opinion that:
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September 29, 1994
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         1. Upon execution and delivery of the Pass Through Agreements by the parties thereto, the execution, authentication, issue and delivery by the Pass Through Trustee of the Pass Through Certificates and the Pass Through Agreements will have been duly authorized by the Pass Through Trustee.

         2. With respect to the Pass Through Certificates of each series, when
(a) the applicable Pass Through Agreement shall have been executed and delivered by Phillips and the Pass Through Trustee, (b) the Pass Through Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to the Pass Through Certificates of such series and the applicable Pass Through Agreement, assuming that the terms of the Pass Through Certificates of such series are in compliance with then applicable law, and (c) the applicable provisions of the 1933 Act and such "Blue Sky" or securities laws as may be applicable shall have been complied with, then (i) each Pass Through Agreement will constitute a valid and binding obligation of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, and (ii) the Pass Through Certificates of such series will be validly issued and will be entitled to the benefits of the applicable Pass Through Agreement.

         3. The discussion in the Prospectus contained in the Registration Statement entitled "Certain State Taxes," insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, to the use of our name in the second sentence of the first paragraph under the caption "Certain State Taxes" in the Prospectus and to the reference to us under the caption "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,


                                            /s/ SHIPMAN & GOODWIN

                                            SHIPMAN & GOODWIN